EXHIBIT 99.1
For Immediate Release
For further information contact:

John Schoen	Jack Seller
CFO	Public Relations
PCTEL, Inc.	PCTEL, Inc.
(773) 243-3000	(773) 243-3016
jack.seller@pctel.com
PCTEL Posts $20.3 Million in Third Quarter Revenue
Achieves $.03 GAAP Earnings
Chicago, October 24, 2007 — PCTEL, Inc. (NASDAQ: PCTI), a leader in wireless broadband solutions, announced results for the third quarter ended September 30, 2007. Financial highlights of the quarter were:
•	$20.3 million in revenue for the quarter compared to $20.5 million in the same quarter last year and 19.0 million in the prior quarter.

•	$17.4 million in revenue for the quarter from the Broadband Technology Group, compared to $17.8 million in the same quarter last year, but up from $16.2 million in the prior quarter. Gross profit improved to 45 percent, compared to 41 percent in the third quarter of last year. Gross profit improved in both the scanning receiver and antenna product lines.

•	$2.7 million in revenue for the quarter from the Mobility Solutions Group, compared to $2.4 million in the same quarter last year and $2.5 million in the prior quarter.

•	$0.2 million in licensing revenue for the quarter, compared to $0.4 million in the third quarter last year.

•	GAAP net income of $0.6 million for the quarter, or $0.03 per diluted share, compared to a net loss of $(20.7) million, or $(0.99) per basic share for the same period in 2006. The third quarter last year included $21.5 million of asset impairment and restructuring charges related to the closing of the Dublin antenna factory.

•	Non-GAAP net income of $2.4 million for the quarter, or $0.11 per diluted share compared to net income of $2.6 million, or $0.12 per diluted share for the same period in 2006. The Company’s reporting of non-GAAP income excludes expenses for restructuring, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non cash goodwill related income tax expense.
•	$65.9 million of cash and short-term investments at September 30, 2007, as compared to $68.6 million at the end of the second quarter 2007. The company repurchased 517,000 shares in the quarter for $4.1 million under its share repurchase plan. The shares were purchased at an average price of $7.84.
“We are beginning to see some positive results from our investment in distribution, our cost management in different areas of the business, and the organic development of new product lines,” said Marty Singer, PCTEL’s Chairman and CEO. “We see continued growth in the three major markets that we serve: WiMax Networks, Private Networks, including both public safety and the enterprise, and Cellular Carrier markets. In each of these markets, we are able to offer propagation, optimization, and connection management solutions,” added Singer.
PCTEL’s management team will discuss the company’s results during its scheduled earnings teleconference today at 6:15 PM EDT.
CONFERENCE CALL / WEBCAST
The company will hold a conference call at 6:15 PM EDT (5:15 PM CDT) today, Wednesday, October 24, 2007 with Marty Singer, Chairman and Chief Executive Officer, and John Schoen, Chief Financial Officer. PCTEL will not be responding to inquiries regarding its financial results until the conference call. The session can be accessed by calling (888) 230-5496 (U.S. / Canada) or (913) 981-5530 (international).
To listen via the Internet, please visit, www.pctel.com, or http://investor.pctel.com/events.cfm
REPLAY: A replay will be available for two weeks after the call on PCTEL’s web site at www.pctel.com or by calling (888) 203-1112 (U.S. / Canada) or (719) 457-0820 (international) access code: 9637084.
About PCTEL
PCTEL, Inc. (Nasdaq:PCTI), which is headquartered in Chicago, is a global leader in wireless broadband solutions. The company’s Broadband Technology Group (BTG) includes Antenna Products and RF Solutions. PCTEL’s BTG designs, distributes, and supports innovative antenna solutions for public safety applications, unlicensed and licensed wireless broadband, fleet management, network timing, and other GPS applications. Its portfolio of OEM receivers, receiver based products and interference management solutions are used to measure, monitor and optimize cellular networks. PCTEL’s Mobility Solutions’ software tools provide secure, access independent, remote connectivity to the Internet and IMS software for converged handsets.
The company’s products are sold or licensed to wireless carriers, wireless ISPs, distributors, system integrators, wireless test and measurement companies, wireless network equipment, handset manufacturers, and government agencies. PCTEL protects its technology with a strong intellectual property portfolio and broad cross-licensing agreements. For more information, please visit the company’s web site at: http://www.pctel.com.

PCTEL Safe Harbor Statement
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s expectations regarding the future sales growth and leveraging its customer base and technology investments are forward looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

PCTEL, Inc.
Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share information)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

REVENUES	$20,318	$20,526	$58,231	$65,850
COST OF REVENUES	9,764	10,618	28,132	30,164

GROSS PROFIT	10,554	9,908	30,099	35,686

OPERATING EXPENSES:
Research and development	3,597	3,578	11,604	9,831
Sales and marketing	3,498	3,226	10,377	9,964
General and administrative	3,373	3,393	10,494	10,867
Amortization of other intangible assets	408	749	1,580	2,842
Impairment of goodwill and intangible assets	—	20,349	—	20,349
Restructuring charges	(152)	1,141	1,922	424
Gain on sale of assets and related royalties	(250)	(250)	(750)	(750)

Total operating expenses	10,474	32,186	35,227	53,527

INCOME (LOSS) FROM OPERATIONS	80	(22,278)	(5,128)	(17,841)
OTHER INCOME, NET	820	990	2,621	2,358

INCOME (LOSS) BEFORE INCOME TAXES	900	(21,288)	(2,507)	(15,483)
PROVISION (BENEFIT) FOR INCOME TAXES	259	(541)	818	1,135

NET INCOME (LOSS)	$641	$(20,747)	$(3,325)	$(16,618)

Basic income (loss) per share	$0.03	$(0.99)	$(0.16)	$(0.80)
Shares used in computing basic income (loss) per share	20,823	20,941	20,981	20,753

Diluted income (loss) per share	$0.03	$(0.99)	$(0.16)	$(0.80)
Shares used in computing diluted income (loss) per share	20,970	20,941	20,981	20,753

PCTEL Inc.
Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	September 30,	December 31,
	2007	2006

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$65,898	$59,148
Short-term investments	—	11,623
Accounts receivable, net	14,877	14,034
Inventories, net	8,802	7,258
Prepaid expenses and other assets	2,030	2,059

Total current assets	91,607	94,122
PROPERTY AND EQUIPMENT, net	12,719	12,357
GOODWILL	17,641	17,569
OTHER INTANGIBLE ASSETS, net	4,774	7,451
OTHER ASSETS	1,091	1,221

TOTAL ASSETS	$127,832	$132,720

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	2,442	885
Deferred revenue	1,074	1,025
Accrued liabilities	6,411	6,964
Short term debt	1,092	869

Total current liabilities	11,019	9,743
LONG-TERM LIABILITIES	2,705	2,284

Total liabilities	13,724	12,027

STOCKHOLDERS’ EQUITY:
Common stock	22	22
Additional paid-in capital	164,020	165,556
Accumulated deficit	(49,996)	(46,671)
Accumulated other comprehensive income	62	1,786

Total stockholders’ equity	114,108	120,693

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$127,832	$132,720

PCTEL, Inc.
Revenue & Gross Profit by Segment
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
REVENUES:
Broadband Technology Group	$17,454	$17,682	$49,970	$50,450
Mobility Solutions Group	2,693	2,407	7,490	7,191
Licensing	171	437	771	8,209

TOTAL REVENUES	20,318	20,526	58,231	65,850

GROSS PROFIT:
Broadband Technology Group	$7,708	$7,085	$21,887	$20,345
Mobility Solutions Group	2,681	2,398	7,455	7,152
Licensing	165	425	757	8,189

TOTAL GROSS PROFIT	10,554	9,908	30,099	35,686

GROSS PROFIT %:
Broadband Technology Group	44.2%	40.1%	43.8%	40.3%
Mobility Solutions Group	99.6%	99.6%	99.5%	99.5%
Licensing	96.5%	97.3%	98.2%	99.8%

TOTAL GROSS PROFIT %	51.9%	48.3%	51.7%	54.2%

PCTEL, Inc.
Reconciliation of Non-GAAP to GAAP Revenue & Gross Profit by Segment
(unaudited, in thousands)

	Three Months Ended September 30, 2007				Three Months Ended September 30, 2006
	As	Non-GAAP		Non	As	Non-GAAP		Non
	Reported	Adjustments (a)		GAAP	Reported	Adjustments (a)		GAAP
REVENUES:
Broadband Technology Group	17,454			17,454	17,682			17,682
Mobility Solutions Group	2,693			2,693	2,407			2,407
Licensing	171			171	437			437

TOTAL REVENUES	20,318			20,318	20,526			20,526

GROSS PROFIT:
Broadband Technology Group	7,708	(131	) (a)	7,839	7,085	(95	) (a)	7,180
Mobility Solutions Group	2,681			2,681	2,398			2,398
Licensing	165			165	425			425

TOTAL GROSS PROFIT	10,554	(131)		10,685	9,908	(95)		10,003

GROSS PROFIT %:
Broadband Technology Group	44.2%			44.9%	40.1%			40.6%
Mobility Solutions Group	99.6%			99.6%	99.6%			99.6%
Licensing	96.5%			96.5%	97.3%			97.3%

TOTAL GROSS PROFIT %	51.9%			52.6%	48.3%			48.7%

(a)	This adjustment reflects the non-cash stock based compensation expense for restricted grants, stock bonuses, and stock options awarded to the company’s employees.

PCTEL, Inc.
Reconciliation of Non-GAAP to GAAP Revenue & Gross Profit by Segment
(unaudited, in thousands)

	Nine Months Ended September 30, 2007				Nine Months Ended September 30, 2006
	As	Non-GAAP		Non	As	Non-GAAP		Non
	Reported	Adjustments (a)		GAAP	Reported	Adjustments (a)		GAAP
REVENUES:
Broadband Technology Group	49,970			49,970	50,450			50,450
Mobility Solutions Group	7,490			7,490	7,191			7,191
Licensing	771			771	8,209			8,209

TOTAL REVENUES	58,231			58,231	65,850			65,850

GROSS PROFIT:
Broadband Technology Group	21,887	(318	) (a)	22,205	20,345	(258	) (a)	20,603
Mobility Solutions Group	7,455			7,455	7,152			7,152
Licensing	757			757	8,189			8,189

TOTAL GROSS PROFIT	30,099	(318)		30,417	35,686	(258)		35,944

GROSS PROFIT %:
Broadband Technology Group	43.8%			44.4%	40.3%			40.8%
Mobility Solutions Group	99.5%			99.5%	99.5%			99.5%
Licensing	98.2%			98.2%	99.8%			99.8%

TOTAL GROSS PROFIT %	51.7%			52.2%	54.2%			54.6%

(a)	This adjustment reflects the non-cash stock based compensation expense for restricted grants, stock bonuses, and stock options awarded to the company’s employees.

Reconciliation Of Non GAAP To GAAP Results Of Operations (a)
(unaudited, in thousands)

	Three Months Ended September 30, 2007				Three Months Ended September 30, 2006
	As	Non-GAAP		Non	As	Non-GAAP		Non
	Reported	Adjustments(a)		GAAP	Reported	Adjustments(a)		GAAP
REVENUES	$20,318			$20,318	$20,526			$20,526
COST OF REVENUES	9,764	(131	)(b)	9,633	10,618	(95	)(b)	10,523

GROSS PROFIT	10,554	131		10,685	9,908	95		10,003
OPERATING EXPENSES:
Research and development	3,597	(198	)(b)	3,399	3,578	(165	)(b)	3,413
Sales and marketing	3,498	(125	)(b)	3,373	3,226	(207	)(b)	3,019
General and administrative	3,373	(763	)(b)	2,610	3,393	(642	)(b)	2,751
Amortization of other intangible assets	408	(408)		—	749	(749)		—
Impairment of intangible assets	—			—	20,349	(20,349)		—
Restructuring charges	(152)	152		—	1,141	(1,141)		—
Gain on sale of assets and related royalties	(250)			(250)	(250)			(250)

Total operating expenses	10,474	(1,342)		9,132	32,186	(23,253)		8,933

INCOME (LOSS) FROM OPERATIONS	80	1,473		1,553	(22,278)	23,348		1,070
OTHER INCOME, NET	820			820	990			990

INCOME (LOSS) BEFORE INCOME TAXES	900	1,473		2,373	(21,288)	23,348		2,060
PROVISION (BENEFIT) FOR INCOME TAXES	259	(236)		23	(541)			(541)

NET INCOME (LOSS)	$641	$1,709		$2,350	$(20,747)	$23,348		$2,601

Earnings (loss) per share
Basic	$0.03			$0.11	$(0.99)			$0.12
Diluted	$0.03			$0.11	$(0.99)			$0.12
Shares used in computing EPS (in thousands)
Basic	20,823			20,823	20,941			20,941
Diluted	20,970			20,970	20,941			21,678

(a)	These adjustments reconcile the company’s GAAP results of operations to its non-GAAP results of operations. The company believes that presentation of results excluding items such as non-cash compensation expense, amortization of intangible assets, restructuring charges, and non-cash income tax expense provides meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the company’s GAAP results.

(b)	This adjustment reflects the non-cash stock based compensation expense for restricted grants, stock bonuses, and stock options awarded to the company’s employees.

`
Reconciliation Of Non GAAP To GAAP Results Of Operations (a)
(unaudited, in thousands)

	Nine Months Ended September 30, 2007				Nine Months Ended September 30, 2006
	As	Non-GAAP		Non	As	Non-GAAP		Non
	Reported	Adjustments (a)		GAAP	Reported	Adjustments (a)		GAAP
REVENUES	$58,231			$58,231	$65,850			$65,850
COST OF REVENUES	28,132	(318	) (b)	27,814	30,164	(258	) (b)	29,906

GROSS PROFIT	30,099	318		30,417	35,686	258		35,944
OPERATING EXPENSES:
Research and development	11,604	(585	) (b)	11,019	9,831	(472	) (b)	9,359
Sales and marketing	10,377	(488	) (b)	9,889	9,964	(645	) (b)	9,319
General and administrative	10,494	(2,361	) (b)	8,133	10,867	(1,948	) (b)	8,919
Amortization of other intangible assets	1,580	(1,580)		—	2,842	(2,842)		—
Impairment of intangible assets	—			—	20,349	(20,349)		—
Restructuring charges	1,922	(1,922)		—	424	(424)		—
Gain on sale of assets and related royalties	(750)			(750)	(750)			(750)

Total operating expenses	35,227	(6,936)		28,291	53,527	(26,680)		26,847

INCOME (LOSS) FROM OPERATIONS	(5,128)	7,254		2,126	(17,841)	26,938		9,097
OTHER INCOME, NET	2,621			2,621	2,358			2,358

INCOME (LOSS) BEFORE INCOME TAXES	(2,507)	7,254		4,747	(15,483)	26,938		11,455
PROVISION (BENEFIT) FOR INCOME TAXES	818	(784)		34	1,135			1,135

NET INCOME (LOSS)	$(3,325)	$8,038		$4,713	$(16,618)	$26,938		$10,320

Earnings (loss) per share
Basic	$(0.16)			$0.22	$(0.80)			$0.50
Diluted	$(0.16)			$0.22	$(0.80)			$0.48
Shares used in computing EPS (in thousands)
Basic	20,981			20,981	20,753			20,753
Diluted	20,981			21,636	20,753			21,531

(a)	These adjustments reconcile the company’s GAAP results of operations to its non-GAAP results of operations. The company believes that presentation of results excluding items such as non-cash compensation expense, amortization of intangible assets, restructuring charges, and non-cash income tax expense provides meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the company’s GAAP results.

(b)	This adjustment reflects the non-cash stock based compensation expense for restricted grants, stock bonuses, and stock options awarded to the company’s employees.